UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BWX TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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BWX TECHNOLOGIES, INC.
800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VA 24504
ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of BWX Technologies, Inc. (the “Company”), dated March 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 1, 2020 at 9:30 a.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders of the Company on or about April 14, 2020.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

BWX TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2020

NOTICE OF CHANGE OF LOCATION

To the Stockholders of BWX Technologies, Inc.:

In the interest of protecting the health of its stockholders and employees during the COVID-19 pandemic, the Annual Meeting of Stockholders on Friday, May 1, 2020 at 9:30 a.m. Eastern Time will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically and should plan to participate in our Annual Meeting via live webcast, which will be available at the following address: www.virtualshareholdermeeting.com/BWXT2020.

How to Participate in the Virtual Annual Meeting

As described in our proxy materials for the Annual Meeting, you are entitled to participate in our Annual Meeting if you were a stockholder of record at the close of business on March 10, 2020. To attend and participate in the virtual Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received.

Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time.

You may vote during the Annual Meeting by following the instructions available on the virtual meeting website. If you are the beneficial owner of shares held in street name and you want to vote your shares during the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting and may continue to be used to vote your shares in connection with the Annual Meeting. We encourage you to submit your proxies as early as possible to avoid any processing delays.

Further instructions on how to attend, participate in and vote at the virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at the virtual meeting website.

By Order of the Board of Directors,
Thomas E. McCabe
Senior Vice President, General Counsel and Secretary

Lynchburg, Virginia
April 14, 2020

The Annual Meeting on May 1, 2020 at 9:30 a.m. will be available at www.virtualshareholdermeeting.com/BWXT2020. The Company’s proxy statement and annual report are available at www.proxyvote.com. These materials are also available on our investor relations website at www.bwxt.com under “Investors.”